UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2025

Onconetix, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41294	83-2262816
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 E. Fifth Street, Suite 1900 Cincinnati, Ohio	45202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 620-4101

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.00001 per share	ONCO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement

The information set forth in Item 5.02 below regarding the Consulting Agreement (as defined below) is incorporated by reference in this Item 1.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Management Changes

On February 24, 2025, Dr. Ralph Schiess resigned from his positions as the Interim Chief Executive Officer and Chief Science Officer of Onconetix, Inc. (the “Company”), effective immediately, and from his position as Chief Executive Officer of Proteomedix AG, effective May 31, 2025.

On February 24, 2025, the Company’s Board of Directors (the “Board”) appointed James Sapirstein, 63, an existing member of the Board, as Executive Chairman.

Mr. Sapirstein, one of the Company’s directors since February 2022 and its Lead Independent Director from October 2023 until his appointment as Executive Chairman, has over 35 years of experience leading, founding, growing, and selling healthcare companies, specifically in the pharmaceutical space. Mr. Sapirstein is currently the President, CEO and Chairman of Entero Therapeutics, Inc. (Nasdaq: ENTO), where he has been since October 2019. His career began in sales at Eli Lilly, eventually rising to Director of International Marketing at Bristol Myers Squibb from July 1996 to June 2000, and later led the launch of Viread (tenofovir) at Gilead Sciences, Inc. (Nasdaq: GILD), where he served as Global Marketing Lead from June 2020 to June 2002. From November 2006 to January 2011, he served as founding CEO of Tobira Therapeutics (Nasdaq: TBRA), then a private company, and later acquired by Allergan (NYSE: AGN). Since then, he has served as CEO of Alliqua Biomedical (Nasdaq: ALQA) from September 2012 to February 2014 and CEO of Contravir Pharmaceuticals (Nasdaq: CTRV) from March 2014 to October 2018. He has been part of almost two dozen drug product launches and specifically either led or has been a key member of several HIV product launches into different new classes of therapeutics at the time. Additionally, Mr. Sapirstein has held board positions on ZyVersa Therapeutics, Inc. (Nasdaq: ZVSA) since January 2023 and Enochian Biosciences (Nasdaq: ENOB) since April 2018. He previously served as a director of Marizyme, Inc. (OTCMKTS:MRZM) (Executive Chairman) from December 2018 to June 2021, Leading Biosciences from 2016 to 2021, BioNJ, an association of biopharma industries in New Jersey, from February 2017 to February 2019, RespireRX (OTCBB:RSPI) from April 2014 to January 2020, NanoViricides Inc. (NYSE: NNVC) from November 2018 to January 2020, and Blue Water Acquisition Corp. from December 2020 until its business combination with Clarus Therapeutics, Inc. in September 2021. He is also a Board Director for BIO, the leading Biopharma Industries Organization promoting public policy and networking in the healthcare space, where he sits on both the Health Section and Emerging Companies Section Governing Boards. Mr. Sapirstein received a B.S. in Pharmacy from Rutgers University and his MBA from Fairleigh Dickinson University.

In connection with Mr. Sapirstein’s appointment as Executive Chairman, the Company and Mr. Sapirstein entered into a consulting agreement (the “Consulting Agreement”), pursuant to which Mr. Sapirstein will be compensated on an hourly basis at a rate of $400 per hour for up to twenty hours per week. Mr. Sapirstein shall submit itemized monthly invoices to the Chairman of the Compensation Committee on the first day of each month, in a form acceptable to the Company, detailing the hours worked and a description of the services provided. These fees will accrue until the Compensation Committee determines that the Company has received adequate capital to cover such expenses. The Company shall pay Mr. Sapirstein any accrued and unpaid amounts indicated on the invoices within thirty (30) days of this determination. For clarity, if the Company does not receive sufficient capital, no payments will be owed to Mr. Sapirstein under this agreement. The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by the terms of the Consulting Agreement, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Mr. Sapirstein has no family relationships with any of Onconetix’s directors or executive officers, and he is not a party to, and does not have any direct or indirect material interest in, any transaction requiring disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Sapirstein and any other persons pursuant to which he was selected as an officer.

New Director

On February 24, 2025, the Board approved an increase to the Board’s size from five to six members and appointed Andrew Oakley, 62, to fill the new Board seat as a Class II director (with a term expiring at the Company’s 2026 annual meeting of stockholders), effective immediately.

Mr. Oakley is an experienced pharmaceutical and biotech industry professional. Previously, he held CFO positions at listed pharmaceutical companies Autolus Therapeutics plc (NASDAQ: AUTL) from 2018 to 2022 and Sosei Group (TSE:4565) from 2017 to 2018, as well as Vectura Group plc (LSE: VEC) and Actelion Ltd, where he led the finance function for over a decade. Additionally, he is a board member at a number of privately held Biotech companies. Mr. Oakley holds a Bachelor of Economics Degree from Macquarie University and an MBA from London Business School and has been a Member of the Australian Institute of Chartered Accountants since 1987.

For his service on the Board, Mr. Oakley will receive compensation consistent with that of other non-employee directors.

Mr. Oakley has no family relationships with any of Onconetix’s directors or executive officers, and he is not a party to, and does not have any direct or indirect material interest in, any transaction requiring disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Oakley and any other persons pursuant to which he was selected as a director.

Committee Changes

In connection with Mr. Sapirstein’s appointment as Executive Chairman, Mr. Sapirstein resigned from all of his positions on the Board’s Audit, Compensation and Nominating and Governance Committees. Mr. Oakley was appointed to the Audit Committee, and incumbent director Thomas Meier was appointed as Chairman of the Compensation Committee.

Item 5.08. Shareholder Director Nominations

On February 24, 2025, the Board approved a date of June 4, 2025 for the Company’s 2025 annual meeting of stockholders (the “2025 Annual Meeting”). Because the date of the 2025 Annual Meeting has advanced by more than 30 days from the anniversary date of the 2024 annual meeting of stockholders (the “2024 Annual Meeting”), in accordance with Rule 14a−5(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company is informing stockholders of such change. The record date, time and location of the 2025 Annual Meeting will be as set forth in the Company’s proxy statement for the 2025 Annual Meeting.

Because the date of the 2025 Annual Meeting has been changed by more than 30 days from the anniversary of the 2024 Annual Meeting of Shareholders, a new deadline has been set for submission of proposals by stockholders intended to be included in the Company’s 2025 proxy statement and form of proxy. Proposals to be included in the Company’s proxy statement for the 2025 Annual Meeting in accordance with Rule 14a-8 under the Exchange Act must be received by the Company no later than the close of business on March 6, 2025. Shareholders must deliver the proposals or nominations to the Company’s principal executive offices at the following address: Onconetix, Inc., Attention: Corporate Secretary, 201 E. Fifth Street, Suite 1900, Cincinnati, Ohio 45202.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description of Exhibits
99.1	Consulting Agreement, dated February 28, 2025, between the Company and James Sapirstein
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Onconetix, Inc.

Date: February 28, 2025	By:	/s/ Karina M. Fedasz
	Name:	Karina M. Fedasz
	Title:	Interim Chief Financial Officer

3